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                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012

PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 2ND QUARTER EARNINGS

         Ocean City, New Jersey - July 24, 2007 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $619,000 or $.08 per basic and diluted share for the quarter ended June 30, 2007, as compared to $700,000 or $.08 per basic and diluted share for the quarter ended June 30, 2006. Net income for the six months ended June 30, 2007 was $1,120,000 or $.14 per basic and diluted share as compared to $1,403,000 or $.17 per basic and diluted share for the same period in 2006.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

         "While we are pleased to report continued growth of the loan portfolio, the current interest rate environment has narrowed the available spreads resulting in lower net interest income," said Steven E. Brady, President and CEO. "Although our earnings have been impacted by this challenging environment, we continue to make progress in growing the Bank and building our franchise."

TOTAL ASSETS GROW; DEPOSITS REMAIN STEADY

         Total assets grew $20.0 million, or 3.6%, to $582.2 million at June 30, 2007 from December 31, 2006. Loans receivable, net, grew $32.5 million, or 7.5%, to $465.8 million on steady loan activity, while investment and mortgage-backed securities decreased $2.8 million, or 4.1%, to $65.3 million. Growth in real estate loans of $35.1 million and consumer loans of $1.0 million was offset by a decline in construction loans of $3.2 million and commercial loans of $400,000.

         Deposits grew $400,000, or 0.1%, to $417.4 million at June 30, 2007 from December 31, 2006. FHLB advances increased $18.0 million, or 33.3%, to $72.0 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $321,000 at June 30, 2007. The Company experienced charge-off activity of $1,000 for the six months of 2007, compared to $7,000 in the same period last year. The allowance for loan losses was 0.47% of total loans at June 30, 2007 compared to 0.47% at December 31, 2006 and 0.44% of total loans at June 30, 2006.

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NET INTEREST INCOME DECREASES OVER PRIOR PERIODS

         Net interest income decreased $117,000, or 3.1%, to $3.7 million for the second quarter of 2007 compared to $3.8 million in the second quarter of 2006. Net interest margin decreased 22 basis points in the quarter ended June 30, 2007 to 2.74% from 2.96% for the quarter ended June 30, 2006. On a linked-quarter basis, net interest margin decreased 5 basis points from 2.79% for the first quarter of 2007. The growth in interest income for the second quarter was the result of an increase in average interest-earning assets of $23.4 million and an increase of 19 basis points in the average yield to 5.93%. These increases were offset by an increase in average interest bearing liabilities of $24.4 million and an increase of 43 basis points in the average cost to 3.58%.

         Net interest income decreased $277,000 for the first six months of 2007, or 3.7%, to $7.3 million compared to the same period in the prior year. A decrease in net interest margin of 21 basis points from 2.97% to 2.76% was caused by an increase in cost of interest-bearing liabilities of 50 basis points offset by an increase in the yield on interest earning assets of 25 basis points.

OTHER EXPENSES INCREASE

         Other expenses increased $55,000, or 1.7%, to $3.20 million for the second quarter of 2007 compared to $3.15 million for the second quarter of 2006 and $257,000, or 4.1%, to $6.5 million for the six months ended June 30, 2007 compared to $6.3 million for the six months ended June 30, 2006. On going operating costs associated with the November 2006 opening of a new branch represents $110,000 and $216,000 of the increase for the second quarter and year to date respectively.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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

SELECTED FINANCIAL CONDITION DATA

                                                     JUNE 30,           DECEMBER 31,
                                                       2007                 2006           % CHANGE
                                                    ----------          -------------     ----------
                                                                (DOLLARS IN THOUSANDS)
Total assets......................................   $582,246          $562,261             3.6%
Cash and cash equivalents.........................     19,531            33,357           (41.4)
Investment securities.............................     25,322            23,760             6.6
Mortgage-backed securities .......................     39,988            44,371            (9.9)
Loans receivable, net.............................    465,849           433,342             7.5
Deposits..........................................    417,420           417,024             0.1
FHLB advances.....................................     72,000            54,000            33.3
Subordinated debt.................................     15,464            15,464             0.0
Other borrowings..................................      6,730             7,090            (5.1)
Stockholder's equity..............................     62,701            62,551             0.2


SELECTED OPERATING DATA

                                            THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                 JUNE 30,                                     JUNE 30,
                                     ----------------------------                    --------------------------
                                         2007             2006          % CHANGE       2007         2006           % CHANGE
                                     ------------     ------------      ---------    ------------  ------------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)
Interest and dividend income....      $   7,937       $   7,347           8.0       $  15,666       $  14,498          8.1
Interest expense ...............          4,264           3,557          19.9           8,358           6,913         20.9
                                      ---------       ---------                     ---------       ---------
     Net interest income........          3,673           3,790          (3.1)          7,308           7,585         (3.7)

Provision for loan losses.......             75              75           0.0             150             150          0.0
                                      ---------       ---------                     ---------       ---------
Net interest income after
   provision for loan losses....          3,598           3,715          (3.2)          7,158           7,435         (3.7)

Other income....................            637             599           6.3           1,235           1,154          7.0
Other expense...................          3,209           3,154           1.7           6,541           6,284          4.1
                                      ---------       ---------                     ---------       ---------

Income before taxes.............          1,026           1,160         (11.6)          1,852           2,305        (19.7)
Provision for income taxes......            407             460         (11.5)            732             902        (18.9)
                                      ---------       ---------                     ---------       ---------

     Net Income.................      $     619       $     700         (11.6)      $   1,120       $   1,403        (20.2)
                                      =========       =========                     =========       =========

Earnings per share basic                  $0.08           $0.08                         $0.14           $0.17
Earnings per share diluted                $0.08           $0.08                         $0.14           $0.17

Average shares outstanding basic      8,127,619       8,290,981                     8,147,779       8,293,774
Average shares outstanding diluted    8,235,465       8,462,281                     8,260,985       8,465,074


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

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


                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                         JUNE 30, 2007                        JUNE 30, 2006
                                                ---------------------------------   --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE         YIELD/COST           BALANCE        YIELD/COST
                                                --------------------------------------------------------------------
                                                                      (DOLLARS IN THOUSANDS)
Loans                                           $  452,846           5.97%           $  422,708           5.92%
Investment securities                               67,018           5.72%               82,182           4.87%
Other interest-earning assets                       15,856           5.43%                7,390           4.95%
Interest-bearing deposits                          389,627           3.24%              384,389           2.76%
Total borrowings                                    86,451           5.14%               67,263           5.37%

Interest rate spread                                                 2.34%                                2.59%
Net interest margin                                                  2.74%                                2.96%

                                                        SIX MONTHS ENDED                    SIX MONTHS ENDED
                                                         JUNE 30, 2007                        JUNE 30, 2006
                                                ---------------------------------   --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE         YIELD/COST           BALANCE        YIELD/COST
                                                --------------------------------------------------------------------
                                                                      (DOLLARS IN THOUSANDS)
Loans                                           $  444,422           5.97%           $  418,429           5.87%
Investment securities                               68,154           5.76%               85,873           4.80%
Other interest-earning assets                       16,271           5.32%                6,692           4.70%
Interest-bearing deposits                          388,440           3.22%              385,803           2.66%
Total borrowings                                    81,685           5.17%               66,026           5.40%

Interest rate spread                                                 2.37%                                2.61%
Net interest margin                                                  2.76%                                2.97%



ASSET QUALITY DATA
                                                       SIX MONTHS ENDED         YEAR ENDED
                                                         JUNE 30, 2007       DECEMBER 31, 2006
                                                      -----------------------------------------
                                                               (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period.....................     $  2,050             $  1,753
Provision for loan losses............................          150                  300
Recoveries...........................................            3                    6
Charge-offs..........................................            1                    9
                                                          --------             --------


Net charge-offs......................................           (2)                   3
                                                          --------             --------

Allowance at end of period...........................      $ 2,202             $  2,050
Allowance for loan losses as a percent of total loans....     0.47%                  47%
Allowance for loan losses as a percent of
nonperforming loans......................................    685.9%               385.5%

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                                                  SIX MONTHS       YEAR ENDED
                                                     ENDED         DECEMBER 31,
                                                 JUNE 30, 2007        2006
                                                 -------------------------------
                                                       (DOLLARS IN THOUSANDS)
Nonperforming Assets:
Nonaccrual loans:
   Mortgage loans.............................      $   77            $  416
   Commercial business loans..................           0                 0
   Consumer loans.............................         244               116
                                                    ------            ------

        Total.................................         321               532


Real estate owned.............................           0                 0
Other nonperforming assets....................           0                 0
                                                    ------            ------

Total nonperforming assets....................      $  321            $  532
Nonperforming loans as a percent of
   total loans................................        0.07%             0.12%
Nonperforming assets as a percent of                  0.06%             0.09%
   total assets...............................




SELECTED FINANCIAL RATIOS

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                     ---------------------------
                                                        2007            2006
                                                     ------------   ------------
SELECTED PERFORMANCE RATIOS:
Return on average assets (1)......................      0.39%         0.51%
Return on average equity (1)......................      3.55%         4.56%
Interest rate spread (1)..........................      2.36%         2.61%
Net interest margin (1)...........................      2.76%         2.97%
Efficiency ratio..................................      76.68%        71.90%

(1) Annualized.


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